Exhibit (a)(1)(E)

FORM OF CONFIRMATION E-MAIL TO EMPLOYEES WHO ELECT TO PARTICIPATE IN

THE OFFER TO EXCHANGE OPTIONS AND STOCK SETTLED APPRECIATION RIGHTS FOR

RESTRICTED STOCK UNITS

Virage Logic Corporation has received your election form, by which you elected to have any or all of your outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) cancelled in exchange for restricted stock units, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw any or all of your Options and/or SSARs that you previously tendered for exchange by completing and signing the withdrawal form that was previously provided to you and delivering it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

We must receive your properly completed and signed withdrawal form before the expiration date. The expiration date will be 5:00 p.m., Pacific Time (U.S.), on June 27, 2008, unless we extend this offer.

Our receipt of your election form is not by itself an acceptance of your Options and/or SSARs for exchange. We will give written notice to the option and SSAR holders generally of our acceptance of Options and/or SSARs for exchange promptly after the expiration date. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options and/or SSARs accepted for exchange will be cancelled on the cancellation date, which we presently expect will be June 30, 2008.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about this offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

FORM OF CONFIRMATION E-MAIL TO EMPLOYEES WHO WITHDRAW THEIR OPTIONS AND STOCK SETTLED APPRECIATION RIGHTS FROM THE EXCHANGE OFFER

Virage Logic Corporation has received your withdrawal form, by which you rejected Virage’s offer to exchange any or all of your outstanding stock options (“Options”) and/or stock settled appreciation rights (“SSARs”) for restricted stock units.

If you change your mind, you may again elect to exchange any or all of your Options and/or SSARs by completing and signing a new election form that was previously provided to you and delivering it by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

We must receive your properly completed and signed new election form before the expiration date. The expiration date will be 5:00 p.m., Pacific Time (U.S.), on June 27, 2008, unless we extend this offer.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units, dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) the election form; (4) the withdrawal form; and (5) the form of restricted stock unit agreement.

You should direct questions about this offer and requests for additional copies of these documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.